As filed with the Securities and Exchange Commission on March 31, 2015

Registration No. 333- 182816

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

______________________

EMPOWERED PRODUCTS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	27-0579647
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3367 West Oquendo Road

Las Vegas, NV 89118

(800) 929-0407

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Empowered products, inc. 2012 omnibus incentive plan

(Full title of the plan)

CSC Services of Nevada, Inc.

2215-B Renaissance Dr.

Las Vegas, Nevada 89118

(888) 921-8397

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copy to:

Michael J. Quinn, Esq.

K&L Gates LLP

10100 Santa Monica Blvd.

Seventh Floor

Los Angeles, CA 90067

Telephone: (310) 552-5000

Facsimile: (310) 552-5001

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, No. 333-182816, which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2012 (the “Registration Statement”), of Empowered Products, Inc. (the “Company”), is being filed to terminate the effectiveness of the Registration Statement and remove from registration all securities reserved for issuance under the Company’s 2012 Omnibus Incentive Plan (the “Plan”) which have not yet been issued under the Plan as well as securities which have been issued upon the exercise of stock options granted under the Plan but have not yet been resold. The Registration Statement initially registered a total of 5,000,000 shares of common stock, par value $.001 per share (“Common Stock”), of the Company under the Plan.

In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to remove from registration all shares of Common Stock and all other securities registered under the Registration Statement which remain unsold or otherwise unissued under the Plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 31, 2015.

EMPOWERED PRODUCTS, INC.

By: /s/ Scott Fraser
Scott Fraser
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott Fraser	Chief Executive Officer and Chairman of the Board
Scott Fraser	(Principal Executive Officer)	March 31, 2015

/s/ Kurt Weber	Chief Financial Officer and Director
Kurt Weber	(Principal Financial and Accounting Officer)	March 31, 2015

3